   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 17, 1998
                                                  REGISTRATION NO. 333-67827
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                             ---------------------------

                                   AMENDMENT NO. 1
                                          TO
                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                             ---------------------------

                            WELLPOINT HEALTH NETWORKS INC.
                (Exact name of Registrant as specified in its charter)

                             ---------------------------

               DELAWARE                                95-4635504
   (State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                      Identification Number)
                                 21555 OXNARD STREET
                           WOODLAND HILLS, CALIFORNIA 91367
                 (Address of principal executive offices) (zip code)

                             ---------------------------

                                THOMAS C. GEISER, ESQ.
               Executive Vice President, General Counsel and Secretary
                            WELLPOINT HEALTH NETWORKS INC.
                21555 Oxnard Street, Woodland Hills, California 91367
                       (Name and address of agent for service)
                                    (818) 703-4000
            (Telephone number, including area code, of agent for service)

                                      Copies to:

                               William L. Hudson, Esq.
                             Gibson, Dunn & Crutcher LLP
                                One Montgomery Street
                               San Francisco, CA 94104
                                    (415) 393-8231

                             ---------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                             ---------------------------

     If the only securities being registered on this form are offered pursuant to dividend or interest reinvestment plans, please check the following box / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   / /

                             ---------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATIONS STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                    SUBJECT TO COMPLETION, DATED DECEMBER 17, 1998


PROSPECTUS

                            WELLPOINT HEALTH NETWORKS INC.


                                     COMMON STOCK

                                    1,270,400 Shares

            -------------------------------------------------------------



     WellPoint is registering the offer and sale of 1,270,400 shares of common stock by selling stockholders. WellPoint previously issued the shares to the selling stockholders as part of the consideration paid by WellPoint in its acquisition of Cerulean Companies, Inc. WellPoint will not receive any proceeds from the sale of the shares, but has agreed to bear certain expenses of registration of the shares under federal and state securities laws.




     Our common stock is listed for trading on the New York Stock Exchange under the symbol "WLP." On December 14, 1998, the last reported sale price of our common stock on the New York Stock Exchange was $80 3/4 per share. Our executive offices are located at 21555 Oxnard Street, Woodland Hills, CA 91367, and our telephone number is (818) 703-4000.



     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                            _____________________________

                   The date of this Prospectus is December 17, 1998

                                  TABLE OF CONTENTS


          Documents Incorporated by Reference  . . . . . . . . . . . . 2
          Where You Can Find More Information About WellPoint. . . . . 2
          The Company. . . . . . . . . . . . . . . . . . . . . . . . . 3
          Price Range of Common Stock. . . . . . . . . . . . . . . . . 3
          Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . 4
          Selling Stockholders . . . . . . . . . . . . . . . . . . . . 4
          Plan of Distribution . . . . . . . . . . . . . . . . . . . . 4
          Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . 5
          Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . 5


                WHERE YOU CAN FIND MORE INFORMATION ABOUT WELLPOINT

     WellPoint files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may inspect and copy these reports, proxy statements and other information at the public reference facilities of the Commission, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661. You may also obtain copies of these materials from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You should call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Commission also maintains an Internet website that contains reports, proxy and information statements and other information regarding companies and other persons that file electronically with the Commission. The Commission's Internet website address is http:\\www.sec.gov. You may inspect reports and other information that WellPoint files at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York, 10005.




     WellPoint has filed a registration statement and related exhibits with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). The registration statement, which includes this prospectus, contains additional information about WellPoint and the shares to be sold by the selling stockholders. You may inspect the registration statement and exhibits without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the Commission at prescribed rates.




     The Commission allows WellPoint to "incorporate by reference" information that WellPoint files with it, which means that WellPoint can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and the information that WellPoint files later with the Commission will automatically update and supersede this information. WellPoint incorporates by reference the following documents that WellPoint has filed with the Commission:



     -    Annual Report on Form 10-K for the year ended December 31, 1997;
     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;
     - Current Reports on Form 8-K filed June 15, 1998, September 16, 1998 and October 13, 1998; and
     - The description of the common stock contained in WellPoint's Registration Statement on Form 8-B filed June 12, 1997.



    WellPoint is also incorporating by reference additional documents that WellPoint may file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of the prospectus and the termination of the offering of the shares.




     You may request a copy of these filings at no cost, by writing or telephoning WellPoint at the following address:

                                 Investor Relations
                           WellPoint Health Networks Inc.
                                21555 Oxnard Street
                              Woodland Hills, CA 91367
                                   (818) 703-4321



     You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. WellPoint has not authorized anyone else to provide you with different information.



                                    THE COMPANY



          WellPoint is one of the nation's largest publicly traded managed health care companies. As of September 30, 1998, WellPoint had approximately
6.8 million medical members and over 24 million specialty members. WellPoint offers a broad spectrum of quality, network-based managed care plans. WellPoint provides these plans to the large and small employer, individual and senior markets. WellPoint's managed care plans include health maintenance organizations ("HMOs"), preferred provider organizations ("PPOs"), point-of-service ("POS") plans, other hybrid plans and traditional indemnity plans. WellPoint also provides a broad array of specialty and other products, including pharmacy, dental, life insurance, preventive care, disability insurance, behavioral health, COBRA and flexible benefits account administration. In addition, WellPoint offers managed care services, including underwriting, actuarial services, network access, medical cost management, claims processing and administrative services.




          WellPoint's operations, with the exception of specialty products, are organized into two internal business units with a geographic focus. The company markets its products in California under the name Blue Cross of California and outside of California under the name UNICARE. Historically, the company's primary market for managed care products has been California. The company holds the exclusive right in California to market its products under the Blue Cross name and mark. The company's California customer base is diversified, with extensive membership among small employer groups, individuals and large employer groups, and a growing presence in the Medicare and Medicaid markets.




          RECENT DEVELOPMENT. WellPoint entered into a merger agreement with Cerulean Companies, Inc. on July 9, 1998. Upon completion of the merger, Cerulean will become a wholly owned subsidiary of WellPoint. Cerulean currently holds the exclusive license to use the Blue Cross and Blue Shield name in the state of Georgia. For a more complete description of the merger, please see WellPoint's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, which is incorporated by reference in this prospectus.



                             PRICE RANGE OF COMMON STOCK



          The following table sets forth for the periods indicated the high and low sale prices for the common stock. For periods prior to the recapitalization and merger of the company's former wholly owned subsidiary, WellPoint Health Networks Inc., a Delaware corporation, with WellPoint, the information shown below is with respect to such subsidiary's Class A Common Stock. The information shown below for the First Quarter and Second Quarter (through May 20, 1996) of 1996 is presented on a pro forma basis as if the two-for-three share exchange and the $10 per share special dividend occurring in connection with the recapitalization occurred on January 1, 1996. WellPoint did not pay any dividends on the common stock in 1996 or 1997, other than the payment of the $995.0 million special dividend in connection with the recapitalization.






                                                                                HIGH          LOW
                                                                                ----          ---

PRE-RECAPITALIZATION:
Year Ended December 31, 1996
     First Quarter (Pro Forma). . . . . . . . . . . . . . . . . . . . . . . .  $39           $32 13/16
     Second Quarter (through May 20, 1996) (Pro Forma) . . . . . . . . . . . .  39 15/16      36
POST-RECAPITALIZATION:


                                       3



     Second Quarter (May 21, 1996 to June 30, 1996) . . . . . . . . . . . . .   39 1/8        31 1/8
     Third Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33 3/4        23 3/8
     Fourth Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35 1/2        28 1/4
Year Ended December 31, 1997
     First Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45 7/8        32 7/8
     Second Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51            37 3/4
     Third Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60 1/2        46 1/4
     Fourth Quarter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58 13/16      38 13/16
Year Ended December 31, 1998
     First Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70 3/16       42 1/16
     Second Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74            61 3/8
     Third Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75            50 1/2
     Fourth Quarter (through December 14, 1998) . . . . . . . . . . . . . . .   87 7/8        50 13/16




          As of December 14, 1998, there were approximately 172 holders of record of the Common Stock.


                                   USE OF PROCEEDS

     WellPoint will not receive any proceeds from the sale by the selling stockholders of their shares.

                                 SELLING STOCKHOLDERS



     Annex 1 to this prospectus is a table, as of December 16, 1998, which shows:

     - the name of each selling stockholder and such selling stockholder's relationship to WellPoint during the last three years;
     - the number of shares of common stock each selling stockholder beneficially owned prior to this offering;
     - the number of shares of common stock offered pursuant to this prospectus by each selling stockholder; and
     - the amount of the common stock that each selling stockholder will own after completion of this offering (assuming all of the shares are sold).



     Annex 1 may be amended or supplemented from time to time.



                                 PLAN OF DISTRIBUTION



     The selling stockholders may use this prospectus to sell the shares at any time while the prospectus is in effect, unless WellPoint notifies the selling stockholders that the prospectus is not then available. Each of the selling stockholders will determine if, when and how it will sell the shares it owns. Any such sales may occur in one or more of the following types of transactions:

     - transactions on the NYSE or any other organized market where the shares may be traded; or
     - privately negotiated transactions between the selling stockholder and the purchaser; or
     - transactions with or through a broker-dealer, acting as either agent or principal.



     These transactions may involve transfer of the shares upon exercise or settlement of put or call options, or delivery of the shares to replace shares that the selling stockholder previously borrowed from another stockholder. Any broker-dealer used in the sale of shares may solicit potential purchasers. The selling stockholders may also transfer the shares as a gift or as a pledge, or may sell them to a broker-dealer acting as principal, in which case such donee, pledgee or broker-dealer may be subject to the same obligations and liabilities under the Securities Act as a selling stockholder. Such persons may then sell the shares to another person, either directly or through another broker-dealer, and would also have to comply with the requirements of the Securities Act.

     The selling stockholder may sell the shares at prices based on market prices or based on negotiations between the parties. The consideration may be cash or another form negotiated between the parties. Broker-dealers acting as agents or principals may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or from the purchasers of the shares, or both. Any profits on the resale of shares by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.




     The selling stockholder and/or the purchaser will bear any discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares.




     The selling stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares by any selling stockholder. If WellPoint is notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares, a supplement will be filed to this prospectus, if required, to disclose:

     - the name of each such selling stockholder and of the participating broker-dealer(s);
     -    the number of shares involved;
     -    the selling price of such shares;
     - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and
     -    other facts material to the transaction.




     If the selling stockholders use this prospectus for any sale of the shares, they will be subject to the prospectus delivery requirements of the Securities Act. For transactions on or through the NYSE, those requirements may be satisfied by delivery of copies of this prospectus to the NYSE. Instead of using this prospectus for any sale of the shares, a selling stockholder may resell shares in compliance with the requirements of Securities Act Rule 144.



     Pursuant to the Registration Rights Agreement, which is filed as an exhibit to the registration statement (of which this prospectus is a part), WellPoint will indemnify each selling stockholder if, among other things, any liabilities are imposed under the Securities Act for any offers or sales of the shares pursuant to the registration statement and this prospectus. A selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on it under the Securities Act. A more complete description of the terms and conditions of these indemnification provisions, as well as other information regarding WellPoint's obligations in connection with certain distributions of the shares, appears in the Registration Rights Agreement.



                                    LEGAL MATTERS

     The validity of the Common Stock to be offered hereby will be passed upon for the Company by Thomas C. Geiser, Esq., General Counsel to the Company.

                                       EXPERTS

     The consolidated financial statements of WellPoint as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, incorporated herein by reference, have been audited by PricewaterhouseCoopers LLP, independent auditors, as stated in their report thereon and are incorporated herein by reference in reliance upon the authority of such firm as experts in accounting and auditing.

                                       ANNEX 1


        Name of            Relationship to      Common Stock Beneficially        Common Stock          Common Stock Owned Upon
    Selling Stockholder        WellPoint        Owned Prior to Offering (1)      Offered Hereby     Completion of Offering (2) (3)
    -------------------    ---------------      ---------------------------      --------------     ------------------------------
 Georgia Strategic               None               1,270,400                       1,270,400                  0
 Healthcare, LLC


-----------------------

     (1)  As of December __, 1998.
     (2) Assumes that the selling stockholder sells all shares offered by this prospectus.
     (3) The amount listed represents less than one percent of the Common Stock outstanding.

                                       PART II
                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     All dollar amounts in the following table are estimates except the amount of the registration fee under the Securities Act of 1933:


 Securities and Exchange Commission filing fee. . . . . . . . . . . .   $27,897

 Accounting fees and expenses . . . . . . . . . . . . . . . . . . . .    10,000

 Legal fees and expenses. . . . . . . . . . . . . . . . . . . . . . .    10,000

 Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . .      2,103
                                                                        -------
 Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $50,000
                                                                        -------
                                                                        -------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     WellPoint is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     WellPoint's Certificate of Incorporation provides that the liability of WellPoint's directors to WellPoint or WellPoint's stockholders for monetary damages for breach of fiduciary duty will be eliminated to the fullest extent permissible under Delaware law except for (i) breaches of duty of loyalty; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) transactions in which a director received an improper personal benefit.

     The effect of these provisions is to eliminate the rights of WellPoint and its stockholders (through stockholders' derivative suits on behalf of WellPoint) to recover monetary damages against a director for breach of fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except in certain limited situations. These provisions do not limit or eliminate the rights of WellPoint or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

     WellPoint's bylaws provide that WellPoint will indemnify each present and former director and officer of WellPoint or a predecessor company and each of their respective subsidiaries, as such companies exist or have existed, and such agents of WellPoint as the Board of Directors shall determine, to the fullest extent provided by Delaware law.

     In addition, WellPoint has entered into indemnification agreements with its directors and certain officers that provide for the maximum indemnification permitted by law.

ITEM 16. EXHIBITS




Exhibit
Number                   Document Description
------                   --------------------
2.1       Amended and Restated Recapitalization Agreement dated as of March 31,
          1995 by and among the Registrant, Blue Cross of California, Western
          Health Partnerships and Western Foundation for Health Improvement,
          incorporated by reference to Exhibit 2.1 of the Registrant's
          Registration Statement on Form S-4 dated April 8, 1996
2.2       Purchase and Sale Agreement dated as of October 10, 1996 by and between the Registrant and John Hancock Mutual Life Insurance Company,
          incorporated by reference to Exhibit 2.1 of the Registrant's Current
          Report on Form 8-K dated October 9, 1996
2.3       Agreement and Plan of Reorganization dated as of July 22, 1997 by and among the Registrant, WellPoint Health Networks Inc., a California
          corporation ("WellPoint California"), and WLP Acquisition Corp.,
          incorporated by reference to Exhibit 99.1 of the Registrant's Current
          Report on Form 8-K filed on August 5, 1997
2.4       Stock Purchase Agreement dated as of July 29, 1998 by and between the
          Registrant and Fremont Indemnity Company, incorporated by reference to
          Exhibit 2.1 of the Registrant's Current Report on Form 8-K filed on
          September 16, 1998
2.5       Agreement and Plan of Merger dated as of July 9, 1998 by and among the
          Registrant, Cerulean Companies, Inc. and Water Polo Acquisition Corp.,
          incorporated by reference to Appendix A of the Registrant's
          Registration Statement on Form S-4, File No. 333-64955
4.1       Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of Registrant's Current Report on Form 8-K
          filed on August 5, 1997
4.2       Bylaws of the Registrant, incorporated by reference to Appendix B to the Proxy Statement on Schedule 14A of WellPoint California, filed on
          May 8, 1997, File No. 333-03292-01
4.3       Specimen of Common Stock certificate of the Registrant, incorporated by reference to Exhibit 4.4 of Registrant's Registration Statement
          on Form 8-B, Registration No. 001-13083
5.1+      Opinion of Thomas C. Geiser, Esq.
23.1*     Consent of PricewaterhouseCoopers L.L.P.
23.2+     Consent of Thomas C. Geiser, Esq. (included in the Opinion filed as
          Exhibit 5.1)
24.1+     Powers of Attorney (see signature page included in Registration
          Statement).
99.1      Form of Registration Rights Agreement by and between the Registrant and Georgia Strategic Healthcare, LLC.



____________________
* To be filed by amendment.
+ Previously filed

ITEM 17. UNDERTAKINGS

     The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered

                (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (1)(i) and (1)
(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 15 or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          The Company hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

                                      SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on the 17th day of December, 1998.


                                   WELLPOINT HEALTH NETWORKS INC.


                                   By:   /s/ Thomas C. Geiser
                                        -------------------------
                                        Thomas C. Geiser
                                        Executive Vice President




     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 17th day of December, 1998.




          SIGNATURE                          TITLE
          ---------                          -----

      /s/ Leonard D. Schaeffer*              Chairman of the Board and Chief
------------------------------------             Executive Officer  (Principal
          Leonard D. Schaeffer                   Executive Officer)


      /s/ David C. Colby*                    Executive Vice President and Chief
------------------------------------             Financial Officer
          David C. Colby                         (Principal Financial Officer)

      /s/ S. Louise McCrary*                 Senior Vice President, Chief
------------------------------------             Accounting Officer and Controller
          S. Louise McCrary                      (Principal Accounting Officer)

      /s/ David R. Banks*                    Director
------------------------------------
          David R. Banks

      /s/ W. Toliver Besson*                 Director
------------------------------------
          W. Toliver Besson

      /s/ Roger E. Birk*                     Director
------------------------------------
          Roger E. Birk

      /s/ Sheila P. Burke*                   Director
------------------------------------
          Sheila P. Burke

      /s/ Stephen L. Davenport*              Director
------------------------------------
          Stephen L. Davenport

      /s/ Julie A. Hill*                     Director
------------------------------------
          Julie A. Hill

      /s/ Elizabeth A. Sanders*              Director
------------------------------------
          Elizabeth A. Sanders


* By: /s/ Thomas C. Geiser
     -------------------------------------
      Thomas C. Geiser, Attorney-in-Fact

